                                                        EXHIBIT 32.1


             CERTIFICATION PURSUANT TO 18 U.S.C SECTION 1350,
                  AS ADOPTED PURSUANT TO SECTION 906 OF
                    THE SARBANES-OXLEY ACT OF 2002


In connection with the Technology Funding Partners III, L.P. (the Partnership) Quarterly Report on Form 10-Q for the quarter ending June 30, 2004, as filed with the Securities and Exchange Commission (the Report), I Charles R. Kokesh, President, Chief Executive Officer, Chief Financial Officer and Chairman of Technology Funding Inc. and Managing General Partner of Technology Funding Ltd., certify, pursuant to 18 U.S.C. Section 1350, as added Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of Section
15(d) of the Securities Exchange Act of 1934; and

2. To my knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership as of and for the period covered by the Report.


Date:  August 12, 2004     By:   /s/  Charles R. Kokesh
                               --------------------------------
                                     Charles R. Kokesh
                                     President, Chief Executive
                                     Officer, Chief Financial
                                     Officer and Chairman of
                                     Technology Funding Inc. and
                                     Managing General Partner of
                                     Technology Funding Ltd.


Technology Funding Partners III, L.P.
(a Delaware limited partnership)

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